UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  March 5, 2025

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on December 18, 2024, Hyperscale Date, Inc. (the “Company”) was notified by the NYSE American, LLC (the “Exchange”) that due to the Company’s disclosure in its Form 10-Q filed for the fiscal period ended September 30, 2024, which reported stockholders’ equity of approximately $2.2 million, it no longer meets the requirement that it must have no less than $6 million or more in stockholders’ equity pursuant to the listing standard set forth under Section 1003(a)(ii) and (iii) of the NYSE American Company Guide (the “Listing Standards”) because the Company has reported losses from continuing operations and/or net losses in five of its most recent fiscal years ended December 31, 2023.

Under the applicable rules of the Exchange, the Company was required to submit a compliance plan by January 17, 2025 that demonstrates how it intends to regain compliance with the Listing Standards within 18 months of the receipt of the notice, or June 18, 2026. The Company submitted the compliance plan by that date, and subsequently submitted certain supplements thereto.

On March 4, 2025, the Exchange notified the Company that it has been granted a listing extension until June 18, 2026 on the basis of the compliance plan recently submitted by the Company to regain compliance with the Listing Standards. The Company will be subject to periodic review by the Exchange during the extension period. Failure to make progress consistent with the compliance plan or to regain compliance with the continued Listing Standards by the end of the extension period could result in the Company being delisted from the Exchange.

Where You Can Find Additional Information

Investors and security holders will be able to obtain documents filed with the Securities and Exchange Commission free of charge at the Commission’s website, www.sec.gov. Security holders may also read and copy any reports, statements and other information filed by the Company with the Commission, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 or visit the Commission’s website for further information on its public reference room.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release issued on March 5, 2025.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: March 5, 2025	/s/ Henry Nisser
Henry Nisser
President and General Counsel